Exhibit 10.1

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to the Loan and Security Agreement (defined below) (this “Amendment”), dated as of September 27, 2017 (the “Effective Date”), is entered into by and between NOVOCURE LIMITED, a company incorporated under the Companies (Jersey) Law, 1991 (as amended) (“Borrower”) and BIOPHARMA SECURED INVESTMENTS III HOLDINGS CAYMAN LP, a Cayman Islands exempted limited partnership (“Lender”).

RECITALS

WHEREAS, Borrower and Lender have entered into that certain Loan and Security Agreement, dated as of January 7, 2015, that certain First Amendment to Loan and Security Agreement, dated as of December 23, 2016 and that certain Second Amendment to Loan and Security Agreement, dated as of February 21, 2017 (such Loan and Security Agreement, as so amended, the “Loan and Security Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan and Security Agreement, as amended; and

WHEREAS, in accordance with Section 12.5(a) of the Loan and Security Agreement, Borrower and Lender desire to further amend the Loan and Security Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and intending to be legally bound by this Amendment, the undersigned hereby agrees and declares as follows:

SECTION 1.Amendments to Loan and Security Agreement.

(a)	The Loan and Security Agreement shall be amended by deleting in its entirety Section 6.2(b) of the Loan and Security Agreement and replacing it as follows:

“(b)Individual Storage Units.  As soon as available, but in no event later than sixty (60) days after the last day of each calendar quarter, commencing with the calendar quarter ending September 30, 2017: (i) copies of the storage space rental agreement(s), lease agreement(s) or similar agreement(s) entered into during such quarter, if any, with respect to any Individual Storage Unit (or, with respect to the first such delivery, any and all storage space rental agreements, lease agreements or similar agreements entered into at any time on or prior to September 30, 2017 with respect to any Individual Storage Units); (ii) a certificate signed by a Responsible Officer of Borrower, certifying that, to the knowledge of Borrower after reasonable due inquiry, any such copies are true, correct and complete and that Borrower or its Subsidiaries have obtained insurance covering the loss or damage of any and all assets and properties stored or to be stored in each Individual Storage Unit at any time and from time to time, in an amount equal to one hundred percent (100%) of the value of such assets and properties (without regard to any value limitation included in any related storage space rental agreement, lease agreement or similar agreement); and (iii) confirmation as to whether any storage space rental agreement, lease agreement or similar agreement with respect to any Individual Storage Unit has been terminated during such quarter;”.

(b)	The Loan and Security Agreement shall be amended by deleting in its entirety Section 6.6 of the Loan and Security Agreement and replacing it as follows:

“6.6Operating Accounts.  In the case of any Credit Party, not establish any new Collateral Account (other than an Excluded Account) at or with any bank or financial institution unless contemporaneously with such establishment, such account is subject to a Control Agreement that is reasonably acceptable to Lender.  For each Collateral Account that each Credit Party at any time maintains, such Credit Party shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Lender’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of Lender.  The provisions of the previous two (2) sentences shall not apply to (i) any payroll, fiduciary, trust and tax withholding accounts used exclusively for such purposes and so long as no other funds are comingled in any such payroll, fiduciary, trust and tax withholding accounts and such accounts are identified to Lender by such Credit Party as such, (ii) any zero balance account or (iii) the deposit account(s) exclusively used as security for Borrower’s obligations to any financial institution with respect to its business credit card program and other cash management services, provided, that the aggregate balance in all such accounts does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any one time (collectively, the “Excluded Accounts”);”.

(c)	The Loan and Security Agreement shall be amended by deleting the period at the end of Section 8.12 of the Loan and Security Agreement and replacing it with a semi colon and the word “or”.
(d)	The Loan and Security Agreement shall be amended by adding as Section 8.13 of the Loan and Security Agreement the following:

“8.13Individual Storage Units.  With respect to any Individual Storage Unit, Borrower or any of its Subsidiaries fails to (a) pay any rent, late fees or other fees or charges under any storage space rental agreement, lease agreement or similar agreement with respect to such Individual Storage Unit when and as the same shall become due and payable thereunder and fails to either cure such failure in accordance with the terms and conditions of such storage space rental agreement, lease agreement or similar agreement or recover as promptly as possible any and all assets or properties therefrom, or (b) maintain in effect insurance that covers the loss or damage of the assets or properties stored or to be stored at any time and from time to time in such Individual Storage Unit in an amount equal to at least one hundred percent (100%) of the value of such assets or properties (without regard to any value limitation included in any such storage space rental agreement, lease agreement or similar agreement with respect to such Individual Storage Unit); provided, that, in either case, the aggregate value of any and all assets and properties stored in such Individual Storage Unit, individually or together with the aggregate value of any and all assets and properties stored in any other Individual Storage Unit in respect of which either the payment failure described in clause (a) above or the failure to maintain insurance described in clause (b) above has occurred, is greater than or equal to Fifty Thousand Dollars ($50,000.00).”

(e)	The Loan and Security Agreement shall be amended by adding (in alphabetical order) in Section 13.1 of the Loan and Security Agreement the following:

“Individual Storage Unit” means an individual storage space located in the U.S. leased or rented by Borrower or any of its Subsidiaries pursuant to a storage space rental agreement, lease agreement or similar agreement in connection with the distribution from time to time of Collateral to patients.”

(f)

The Loan and Security Agreement shall be amended by deleting in its entirety clause (i) of the definition of “Permitted Liens” in Section 13.1 of the Loan and Security Agreement and replacing it as follows:

“(i)statutory or common law Liens of landlords; provided, that in the case of any leased location other than an Individual Storage Unit to which twenty percent (20%) or more of the Collateral held at the leased locations in Portsmouth, NH or Root, Switzerland is transferred, any such landlord shall have waived their respective rights with respect to such Liens pursuant to a landlord waiver agreement between such landlord and Lender in form reasonably satisfactory to Lender;”.

(g)

The Loan and Security Agreement shall be amended by deleting in its entirety clause (l) of the definition of “Permitted Liens” in Section 13.1 of the Loan and Security Agreement and replacing it as follows:

“(l)Liens on (i) deposit account(s) securing Indebtedness to any financial institution with respect to business credit card programs and other cash management services, and (ii) cash collateral in an amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) held at any financial institution to secure one or more Letters of Credit issued by such financial institution in respect of leased premises;”.

SECTION 2.References to and Effect on Loan and Security Agreement.  Except as specifically set forth herein, this Amendment shall not modify or in any way affect any of the provisions of the Loan and Security Agreement, which shall remain in full force and effect and is hereby ratified and confirmed in all respects.  On and after the Effective Date all references in the Loan and Security Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Loan and Security Agreement as amended by this Amendment.

SECTION 3.Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

NOVOCURE LIMITED,
as Borrower

By:/s/ Wilco Groenhuysen
Name:Wilco Groenhuysen
Title:Chief Financial Officer

Signature Page to Third Amendment to Loan and Security Agreement

ACCEPTED AND AGREED

as of the date first above written:

BIOPHARMA SECURED INVESTMENTS III HOLDINGS CAYMAN LP,

as Lender

By:Pharmakon Advisors, LP,
its Investment Manager

By:Pharmakon Management I, LLC,
its General Partner

By:/s/ Pedro Gonzalez de Cosio
Name:Pedro Gonzalez de Cosio
Title:Managing Member

Signature Page to Third Amendment to Loan and Security Agreement